EXHIBIT 10.20

THESTREET, INC.

2007 PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the TheStreet, Inc. (the “Company”) 2007 Performance Incentive Plan, as amended and restated effective April 12, 2013 (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).

1) NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant Name:

Address:

You (“Participant”) have been granted the right to receive an award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Number of Restricted Stock Units

Vesting Schedule:

Subject to Participant being a Service Provider (as defined below in Section 5 of Exhibit A) on each vesting date, the requirements of Section 3 of this Award Agreement and any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Unit will vest in accordance with the following schedule:

Anniversary of Grant	Date	Number of Shares of Stock

1st Anniversary

2nd Anniversary

3rd Anniversary

4th Anniversary

5th Anniversary

In the event Participant ceases to be a Service Provider (or gives or is given notice of such termination) for any or no reason before Participant vests in the Restricted Stock Unit, the Restricted Stock Unit and Participant’s right to acquire any Shares hereunder will immediately terminate.

By Participant’s signature and the signature of the representative of TheStreet, Inc. (the “Company”) below, Participant and the Company agree that this award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant (including any country-specific addendum thereto), attached hereto as Exhibit A, all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	THESTREET, INC.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1. Grant. The Company hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding or other obligations as set forth in Section 8. Subject to the provisions of Section 4, such vested Restricted Stock Units will be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2½) months from the end of the Company’s tax year that includes the vesting date. Shares delivered upon the vesting of Participant’s Restricted Stock Units will be fully transferable (subject to any applicable securities law restrictions) and not subject to forfeiture and will entitle the holder to all rights of a stockholder of the Company.

3. Vesting Schedule.

(a) Normal Vesting. Except as provided in Section 3(b) or Section 4, and subject to Section 6, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant continuously provides Service from the Date of Grant until the date such vesting occurs. Service Provider status will end on the last day Participant provides active service to the Company or a Related Company and will not be extended by any notice of termination period that may be required under applicable local law. Notwithstanding the foregoing, the Committee (or any delegate) shall have the sole discretion to determine when Participant is no longer providing active service for purposes of Service Provider status and participation in the Plan.

(b) Vesting Acceleration Upon Death or Disability. In the event Participant’s Service with the Company or a Related Company is terminated by reason of Participant’s death or Disability (as defined below), a portion or all of the unvested Restricted Stock Units held by Participant shall become vested as provided below in this Section 3(b) and be paid in accordance with Section 2 above. The portion of the unvested Restricted Stock Units that will vest shall be determined by (i) multiplying the full number of Restricted Stock Units covered by this Award

Agreement by a fraction, the numerator of which shall be the number of months Participant was in Service after the date of this Award Agreement (up to a maximum of sixty months), and the denominator of which shall be sixty, and then (ii) subtracting from the resulting sum the number of Restricted Stock Units which had previously vested. As an example, and for the avoidance of doubt, if a death or Disability happens eighteen months after the date of this Award Agreement, the net number of Restricted Stock Units that would vest under this provision would equal (______ x 18/60) – ______ (the Restricted Stock Units that vested according to their normal annual vesting schedule) = _________.

4. Committee Discretion.

(a) The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Committee.

(b) Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5. Defined Terms. For purposes of this Award Agreement, the following terms shall have the following meanings:

(a) “Cause” shall be determined by the Committee in the exercise of its good faith judgment, in accordance with the following guidelines: (i) Participant’s willful misconduct or gross negligence in the performance of Participant’s obligations, duties and responsibilities of Participant’s position with the Company (including those as an employee of the Company set forth in the Company’s Code of Business Conduct and Ethics dated June 1, 2006, as same may be amended from time to time provided such amendment affects all executive officers of the Company), (ii) Participant’s dishonesty or misappropriation, in either case that is willful and material, relating to the Company or any of its funds, properties, or other assets, (iii) Participant’s inexcusable repeated or prolonged absence from work (other than as a result of, or in connection with, a Disability), (iv) any unauthorized disclosure by Participant of Confidential Information (as defined below) or proprietary information of the Company in violation of Section 11(c), which is reasonably likely to result in material harm to the Company, (v) Participant’s conviction of a felony (including entry of a guilty or nolo contender plea) involving fraud, dishonesty, or moral turpitude, (vi) a violation of federal or state securities laws, or (vii) the failure by Participant to attempt to perform faithfully the duties and responsibilities of Participant’s position with the Company, or other material breach by Participant of this Award Agreement, provided any such failure or breach described in clauses (i), (ii), (iii), (iv), (vi) and (vii) is not cured, to the extent cure is possible, by Participant within thirty (30) days after written notice thereof from the Company to Participant; provided, however, that no failure or breach described in clauses (i), (ii), (iii), (iv), (vi) and (vii) shall constitute Cause unless (x) the Company first gives Participant written notice of its intention to terminate Participant’s Service for Cause and the grounds of such termination no fewer than ten (10) days prior to the date of termination; and (y) Participant is provided an opportunity to appear before the Board, with or without legal representation at Participant’s election to present arguments on Participant’s own behalf; and (z) if Participant elects to so appear, such failure or breach is not cured, to the extent cure is possible, within thirty (30) days after written notice from the Company to Participant that, following such appearance, the Board has determined in good faith that Cause exists and has not, following the initial notice from the Company, been cured; provided further, however, that notwithstanding anything to the contrary in this Award Agreement and subject to the other terms of this proviso, the Company may take any and all actions, including without limitation suspension (but not without pay), it deems appropriate with respect to Participant and Participant’s duties at the Company pending such appearance and subsequent to such appearance during which such failure or breach has not been cured. No act or failure to act on Participant’s part will be considered “willful” unless done, or omitted to be done, by Participant not in good faith and without reasonable belief that Participant’s action or omission was in the best interests of the Company.

(b) “Confidential Information” shall mean any information including without limitation plans, specifications, models, samples, data, customer lists and customer information, computer programs and documentation, and other technical and/or business information, in whatever form, tangible or intangible, that can be communicated by whatever means available at such time, that relates to the Company’s current business or future business contemplated during Participant’s Service, products, services and development, or information received from others that the Company is obligated to treat as confidential or proprietary (provided that such confidential information shall not include any information that (a) has become generally available to the public or is generally known in the relevant trade or industry other than as a result of an improper disclosure by Participant, or (b) was available to or became known to Participant prior to the disclosure of such information on a non-confidential basis without breach of any duty of confidentiality to the Company), and Participant shall not disclose such confidential information to any Person (as defined below) other than the Company, except with the prior written consent of the Company, as may be required by law or court or administrative order (in which event Participant shall so notify the Company as promptly as practicable), or in performance of Participant’s duties on behalf of the Company.

(c) “Competitive Activity” means Participant’s service as a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or Participant permits Participant’s name to be used in connection with the activities of, any other business or organization anywhere in the United States, or in any other geographic area in which the Company or any of its subsidiaries operates or with respect to which the Company provides financial news and commentary coverage (or from which such other business or organization provides financial news and commentary coverage of the United States), which engages in a business that competes with any business in which the Company or any subsidiary is engaged (a “Competing Business”); provided, however, that, notwithstanding the foregoing, it shall not be a Competitive Activity for Participant to (i) become the registered or beneficial owner of up to three percent (3%) of any class of capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided that Participant does not otherwise participate in the business of such corporation or (ii) work in a non-competitive business of a company which is carrying on a Competing Business, the revenues of which represent less than twenty percent (20%) of the consolidated revenues of that company, or, as a result thereof, owning compensatory equity in that company.

(d) “Disability” shall mean physical or mental incapacity of a nature which prevents Participant, in the good faith judgment of the Committee, from performing the duties and responsibilities of Participant’s position with the Company for a period of ninety (90) consecutive days or one hundred and fifty (150) days during any year, with each year under this Award Agreement commencing on each anniversary of the date hereof.

(e) “Fair Market Value” of a Share on any date shall be (i) if the principal market for the Stock is a national securities exchange, the closing sales price per Share on such day (or, if such exchange is not open on such day, on the next day such exchange is open) as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, or (ii) if the principal market for the Stock is not a national securities exchange, the closing average of the highest bid and lowest asked prices per Share on such day (or, if such exchange is not open on such day, on the next day such exchange is open) as reported by the market upon which the Stock is quoted, or an independent dealer in the Stock, as determined by the Company in good faith; provided, however, that if clauses (i) and (ii) are all inapplicable, or if no trades have been made and no quotes are available for such day, the Fair Market Value of the Stock shall be determined by the Committee in good faith by any method consistent with applicable regulations adopted by the United States Treasury Department relating to stock options or stock valuation.

(f) “Good Reason” shall have the meaning ascribed to such term in Treasury Regulation Section 1.409A-1(n)(2)(ii), as determined in good faith by the Committee.

(g) “Person” shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, association, trust or other unincorporated organization or entity.

(h) “Service” shall mean the period during which a Participant is a Service Provider.

(i) “Service Provider” shall mean an employee, director, or consultant of the

Company or a Related Company. The Committee shall have the absolute discretion to determine the date and circumstances of Participant ceasing to be a Service Provider, and its determination shall be final, conclusive and binding on Participant.

(j) “Share” shall mean a share of Stock.

6. Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time notice is provided (whether by Participant or the Company or Parent or Subsidiary) of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.

7. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the Committee or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8. Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant or vesting of the Restricted Stock Units or the holding or subsequent sale of Shares, and the receipt of dividends, if any (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including grant or vesting, the subsequent sale of Shares acquired under the Plan, and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Committee) will have been made by Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares.

The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax-Related Items, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market

Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required Tax-Related Items hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.

9. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of Restricted Stock Units is voluntary and occasional and does not Create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any; (f) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation; (g) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer.

11. Restrictive Covenants.

(a) Non-Solicitation of Employees. Participant agrees that, during Participant’s Service and through the end of two (2) years after the cessation of Participant’s Service, Participant will not solicit for employment or hire, in any business enterprise or activity, any employee of the Company or any subsidiary who was employed by the Company or a subsidiary during Participant’s Service provided that (a) the foregoing shall not be violated by any general advertising not targeted at any Company or subsidiary employees nor by Participant serving as a reference upon request, and (b) Participant may solicit and hire any one or more former employees of the Company or its subsidiaries who had ceased being such an employee for a period of at least six (6) months prior to any such solicitation or hiring.

(b) Non-Solicitation of Clients and Vendors. Participant agrees that, during Participant’s Service and through the end of two (2) years after the cessation of Participant’s Service, Participant will not solicit, in any business enterprise or activity, any client, customer, licensee, licensor, third-party service provider or vendor (a “Business Relation”) of the Company or any subsidiary who was a Business Relation of the Company or any subsidiary during Participant’s Service to (i) cease being a Business Relation of the Company or any subsidiary or (ii) become a Business Relation of a Competing Business unless (without Participant having solicited such third party to cease such relationship) such third party ceased being a Business Relation of the Company or any subsidiary for a period of at least six (6) months prior to such solicitation.

(c) Non-Disparagement. During Participant’s Service and indefinitely thereafter, neither party shall make any statements, written or oral, to any third party which disparage, criticize, discredit or otherwise operate to the detriment of Participant or the Company, its present or former officers, shareholders, directors and employees and their respective business reputation and/or goodwill, provided, however, that nothing in this Section 11(b) shall prohibit either party from (i) making any truthful statements or disclosures required by applicable law regulation or (ii) taking any action to enforce its rights under this Award Agreement or any other agreement in effect between the parties.

(d) Confidentiality.

(i) During Participant’s Service and indefinitely thereafter, Participant shall keep secret and retain in strictest confidence, any and all Confidential Information relating to the Company, except where Participant’s disclosure or use of such Confidential Information is in furtherance of the performance by Participant of Participant’s duties to the Company and not for personal benefit or the benefit of any interest adverse to the Company’s interests. Further, this Section 11(c) shall not prevent Participant from disclosing Confidential Information in connection with any litigation, arbitration or mediation to enforce this Award Agreement or other agreement between the parties, provided such disclosure is necessary for Participant to assert any claim or defense in such proceeding.

(ii) Upon Participant’s termination of Service for any reason, Participant shall return to the Company all copies, reproductions and summaries of Confidential Information in Participant’s possession and use reasonable efforts to erase the same from all media in Participant’s possession, and, if the Company so requests, shall certify in writing that Participant has done so, except that Participant may retain such copies, reproductions and summaries during any period of litigation, arbitration or mediation referred to in Section 11(d). All Confidential Information is and shall remain the property of the Company (or, in the case of information that the Company receives from a third party which it is obligated to treat as confidential, then the property of such third party); provided, Participant shall be entitled to retain copies of (i) information showing Participant’s compensation or relating to reimbursement of expenses, (ii) information that is required for the preparation of Participant’s personal income tax return, (iii) documents provided to Participant in Participant’s capacity as a participant in any employee benefit plan, policy or program of the Company and (iv) this Award Agreement and any other agreement by and between Participant and the Company with regard to Participant’s Service or termination thereof.

(iii) All Intellectual Property (as hereinafter defined) and Technology (as hereinafter defined) created, developed, obtained or conceived of by Participant during Participant’s Service, and all business opportunities presented to Participant during Participant’s Service, shall be owned by and belong exclusively to the Company, provided that they reasonably relate to any of the business of the Company on the date of such creation, development, obtaining or conception, and Participant shall (i) promptly disclose any such Intellectual Property, Technology or business opportunity to the Company, and (ii) execute and deliver to the Company, without additional compensation, such instruments as the Company may require from time to time to evidence its ownership of any such Intellectual Property, Technology or business opportunity. For purposes of this Letter, (x) the term “Intellectual Property” means and includes any and all trademarks, trade names, service marks, service names, patents, copyrights, and applications therefor, and (y) the term “Technology” means and includes any and all trade secrets, proprietary information, invention, discoveries, know-how, formulae, processes and procedures.

The parties acknowledge that the restrictions contained in this Section 11 are a reasonable and necessary protection of the immediate interests of the Company, and any violation of these restrictions could cause substantial injury to the Company and that the Company would not have entered into this Letter, without receiving the additional consideration offered by Participant in binding Participant’s self to any of these restrictions. In the event of a breach or threatened breach by Participant of any of these restrictions, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Participant from such breach or threatened breach; provided, however, that the right to apply for an injunction shall not be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach.

12. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of the Compensation Committee Chair, TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005 or at such other address as the Company may hereafter designate in writing.

13. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void; provided that the forgoing shall not affect Participant’s right to name a beneficiary under Section 13 of the Plan.

14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. The Company shall not be obligated to issue any Shares pursuant to the Restricted Stock Units at any time if the issuance of Shares violates or is not in compliance with any laws, rules or regulations of the United States or any state or country.

Furthermore, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the laws of the country in which he or she is resident at the time of grant or vesting of the Restricted Stock Units or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to the Restricted Stock Units or the Shares. Notwithstanding any provision herein, the Restricted Stock Units and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement).

16. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

17. Committee Authority. The Committee will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

18. Electronic Delivery and Language. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

20. Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

21. Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

22. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company and its affiliates may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any affiliate, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country.

For Participants located in the European Union, the following paragraph applies: Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares received. Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing Participant’s local human resources representative. Participant understands that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan or to realize benefits from the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

23. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

24. Governing Law. This Award Agreement will be governed by the laws of the State of New York, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Plan or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of New York, and agree that such litigation will be conducted in the courts of the County of New York, New York, or the federal courts for the United States for the Southern District of New York, and no other courts, where the Restricted Stock Units are made and/or related Services are to be performed.

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